                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         First Manitowoc Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                         FIRST MANITOWOC BANCORP, INC.
                            402 NORTH EIGHTH STREET
                           MANITOWOC, WISCONSIN 54220
                                 (920) 684-6611

                                                                  March 14, 2003

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of First Manitowoc Bancorp, Inc. (the "Corporation"), the holding company for First National Bank, which will be held on Monday, April 21, 2003, at 7:00 p.m., Central Time, at the Inn on Maritime Bay, 101 Maritime Drive, Manitowoc, Wisconsin.

     The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the Annual Meeting. The Corporation's Form 10-K Annual Report for the fiscal year ended December 31, 2002 also is included in the Corporation's 2002 annual report (the "2002 Annual Report"). A copy of the 2002 Annual Report can be obtained from the Corporation's affiliate, the First National Bank in Manitowoc, 402 North 8th Street, Manitowoc, Wisconsin, 54220. Directors and officers of the Corporation, as well as representatives of Wipfli Ullrich Bertelson LLP, the Corporation's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We urge you to mark, sign and date your proxy form today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     We hope that you will plan to attend our Annual Meeting on Monday, April
21. Hors d'oeuvres and refreshments will be served after the meeting.

Sincerely,

/s/ ROBERT S. WEINERT                         /s/ THOMAS J. BARE

ROBERT S. WEINERT                             THOMAS J. BARE
Chairman of the Board                         President and Treasurer

                         FIRST MANITOWOC BANCORP, INC.
                            402 NORTH EIGHTH STREET
                           MANITOWOC, WISCONSIN 54220
                                 (920) 684-6611

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 2003

                           -------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of First Manitowoc Bancorp, Inc. (the "Corporation") will be held on Monday, April 21, 2003, at 7:00 p.m., Central Time, at the Inn on Maritime Bay, 101 Maritime Drive, Manitowoc, Wisconsin, for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

     (1) To elect three directors, each for three-year terms and in each case until their successors are elected and qualified;

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other such business.

     The Board of Directors has fixed February 28, 2003 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Corporation.

                                          By Order of the Board of Directors

                                              /s/ Rachel E. Wiegart

Manitowoc, Wisconsin                          Rachel E. Wiegert
March 14, 2003                                Secretary

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                         FIRST MANITOWOC BANCORP, INC.

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 2003

                           -------------------------

     This Proxy Statement is being furnished to holders of common stock, $1.00 par value per share ("Common Stock"), of First Manitowoc Bancorp, Inc. (the "Corporation"), the holding company for First National Bank in Manitowoc (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the Inn on Maritime Bay, 101 Maritime Drive, Manitowoc, Wisconsin, on Monday, April 21, 2003, at 7:00 p.m., Central Time, and at any adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders.

     The Corporation's 2002 Annual Report to Shareholders (the "2002 Annual Report") includes the Corporation's Form 10-K, including the Corporation's consolidated financial statements for the fiscal year ended December 31, 2002, and this Proxy Statement. The 2002 Annual Report, this Proxy Statement and form of proxy ("proxy") are first being mailed to shareholders on or about March 14, 2003.

  RECORD DATE AND OUTSTANDING SHARES

     Only shareholders of record at the close of business on February 28, 2003 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 6,937,268 shares of Common Stock outstanding, and the Corporation had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

  QUORUM

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

  ABSTENTIONS AND BROKER NON-VOTES

     Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, abstentions will have no effect on the outcome of the vote because directors are elected by a plurality of the votes cast.

     Proxies relating to "street name" shares (i.e., shares held of record by brokers or other third party nominees) that are voted by brokers or other third party nominees on certain matters will be treated as shares present and voting for purposes of determining the presence or absence of a quorum. "Broker non-votes" (i.e., proxies submitted by brokers or third party nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or third party nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum, but will not be treated as shares entitled to vote on such matters.

     ALL MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING ARE CONSIDERED "DISCRETIONARY" PROPOSALS FOR WHICH BROKERS AND THIRD PARTY NOMINEES MAY VOTE PROXIES NOTWITHSTANDING THE FACT THAT THEY HAVE NOT RECEIVED VOTING INSTRUCTIONS FROM THE BENEFICIAL OWNERS OF SHARES; CONSEQUENTLY, SHARES HELD BY BROKERS OR THIRD PARTY NOMINEES WILL BE COUNTED IF AND AS VOTED BY SUCH BROKERS AND THIRD PARTY NOMINEES.

  VOTING

     Election of Directors. The proxy being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for the nominees being proposed. Under the Wisconsin Business Corporation Law ("WBCL"), directors are elected by a plurality of the votes cast with a quorum present, meaning that the three nominees receiving the most votes will be elected directors.

  SOLICITATION AND REVOCATION

     Shareholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. The proxy solicited hereby, if properly signed and returned to the Corporation and not revoked prior to its use, will be voted in accordance with the directions contained therein. Where no instructions are indicated, each proxy received will be voted:

     - FOR the election of the nominees for director named in this Proxy Statement; and

     - In accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Returning your completed proxy form will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

     Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing with the Secretary of the Corporation written notice thereof (Rachel E. Wiegert, Secretary, First Manitowoc Bancorp, Inc., 402 North Eighth Street, Manitowoc, Wisconsin 54220); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

     The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Corporation. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mail by directors, officers and regular employees of the Corporation and the Bank, without additional compensation therefor. The Corporation also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record by the beneficial owners of such shares. The Corporation will reimburse such holders for their reasonable out-of-pocket expenses.

     In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies. Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or a director of, the Corporation or any of its affiliates.

                  MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

                             ELECTION OF DIRECTORS

     The Articles of Incorporation and Bylaws of the Corporation provide that the Board of Directors of the Corporation shall be divided into three classes which are as equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. A resolution of the Board of Directors of the Corporation adopted pursuant to the Corporation's Bylaws has established the number of directors at nine.

     No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Corporation. There are no family relationships among any of the directors and/or executive officers of the Corporation.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     The following tables present information concerning the nominees for director and each director whose term continues, including his or her tenure as a director of the Corporation.

                                                   POSITION WITH THE CORPORATION               DIRECTOR
             NAME                AGE                 AND PRINCIPAL OCCUPATION                  SINCE (1)
             ----                ---               -----------------------------               ---------
NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS EXPIRING IN 2006
John M. Jagemann...............  57    Director of the Corporation; Director of the Bank;        1996
                                       Vice President of Customer Relations of Arimon
                                       Technologies Inc., a manufacturer of electrical
                                       components; Member of Plan B LLC, Lindbergh
                                       Properties LLC, and Courthouse Pub LLC, food service
                                       and real estate management companies.
John M. Webster................  57    Director of the Corporation; Director of the Bank;        1998
                                       Director, President and Chief Executive Officer of
                                       Crescent Woolen Mills Co., a woolen and synthetic
                                       yarns manufacturer; Attorney of Counsel at the Law
                                       Offices of Winter, Fox & Stangel, LLP.
Robert S. Weinert..............  64    Director and Chairman of the Board of Directors of        1979
                                       the Corporation and the Bank; Chairman and Treasurer
                                       of Crafts, Inc., a commercial roofing company.

                INFORMATION WITH RESPECT TO CONTINUING DIRECTORS

                                               POSITION WITH THE CORPORATION              DIRECTOR
             NAME                AGE             AND PRINCIPAL OCCUPATION                 SINCE (1)
             ----                ---           -----------------------------              ---------
DIRECTORS WHOSE TERMS EXPIRE IN 2004
John C. Miller.................  60    Director of the Corporation; Director of the                1996
                                       Bank; President and Director of Miller-St.
                                       Nazianz, Inc. a farm equipment manufacturer.
John E. Nordstrom..............  67    Director of the Corporation; Director of the                1992
                                       Bank; President of Omega Mfg. Corporation, a
                                       manufacturer of packaging machinery for the
                                       paper industry.
John J. Zimmer.................  62    Director and Vice President of the                          1988
                                       Corporation; Director of the Bank; President   (also served from
                                       of Management Advisory Group, LLC, a                  1974-1980)
                                       management consulting firm for CEOs of
                                       growing companies.
DIRECTORS WHOSE TERMS EXPIRE IN 2005
Thomas J. Bare.................  64    Director and President of the Corporation and               1981
                                       the Bank; Director of FNBM Investment Corp.,
                                       the Bank's investment subsidiary; Director,
                                       Secretary and Treasurer of United Financial
                                       Services, Inc., the Bank's data processing
                                       company; Director and President of Insurance
                                       Center of Manitowoc, Inc., the Bank's
                                       insurance subsidiary.
Craig A. Pauly.................  53    Director of the Corporation; Director of the                1980
                                       Bank; Business Administrator at St. Peter the
                                       Fisherman Catholic Parish, Two Rivers.
Katherine M. Reynolds..........  52    Director of the Corporation; Director of the                1992
                                       Bank; Attorney and Partner in Michael Best &
                                       Friedrich LLP.

-------------------------
(1) Includes service as director of the Corporation and predecessor institutions.

     THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST IS REQUIRED FOR THE ELECTION OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE ELECTION OF THE ABOVE-DESCRIBED NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

SHAREHOLDER NOMINATIONS

     Article II, Section 2.04 of the Corporation's Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of shareholders called for the election of directors, and only by a shareholder who has complied with the notice provisions outlined in the Corporation's Bylaws. Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation, (i) with respect to an election to be held at an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the date specified in the Corporation's Bylaws for the Annual Meeting, which currently is established as the third Monday of April or at such other time and date as may be fixed by or under the authority of the Board of Directors, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, at the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. The Corporation did not receive any director nominations from shareholders in connection with the Annual Meeting.

     Each written notice of a shareholder nomination shall set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each nominee; (iii) the number of shares of stock of the corporation beneficially owned by each such nominee; (iv) a description of all arrangements or understandings between such shareholders and such nominees and any other person (naming such person) pursuant to which the nomination is to be made by the shareholders; (v) such other information as would be required to be included, or would be otherwise required to be disclosed, in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any information that would be required to be included had the nominee been nominated by the Board of Directors; (vi) the written consent of each nominee to be named in a proxy statement as a nominee and to serve, if elected, as a director; and (vii) as to the shareholder giving such notice: (a) his or her name and address as they appear on the Corporation's books; (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder; and (c) a representation that such shareholder is a holder of shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Regular meetings of the Board of Directors of the Corporation are held on a quarterly basis. The Board of Directors of the Corporation held a total of four regular meetings and one special meeting during the fiscal year ended December 31, 2002. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors and the total number of committee meetings on which such director served during the fiscal year ended December 31, 2002 except for Mr. Miller.

     The Board of Directors of the Corporation has appointed a standing audit committee (the "Audit Committee"). The Audit Committee reviews the records and affairs of the Corporation to determine its financial condition, reviews with management the systems of internal control, and monitors the Corporation's adherence in accounting and financial reporting to generally accepted accounting principles. The members of the Audit Committee, which met two times during the fiscal year ended December 31, 2002, are Messrs. Zimmer (Chairman), Miller, Webster and Weinert.

     The Board of Directors of the Corporation and of the Bank has appointed a standing committee on compensation, pension and retirement matters (the "Compensation Committee"). The Compensation Committee is responsible for recommending to the Board of Directors of the Corporation and the Bank, respectively, the levels of compensation and benefits for executive officers of the Corporation and the Bank, as appropriate. The members of the Compensation Committee are Ms. Reynolds and Messrs. Bare, Jagemann, Weinert and Zimmer and they also serve as members of the Bank's Compensation Committee. These directors serve as the Compensation Committee for both the Corporation and the Bank.

     The entire Board of Directors of the Corporation acted as a Nominating Committee for the selection of nominees for director to stand for election at the Annual Meeting. The Board of Directors of the Corporation, acting as a Nominating Committee, met once during the fiscal year ended December 31, 2002 to consider director nominees for the Annual Meeting. In February 2003, the Board of Directors of the Corporation, acting as a Nominating Committee, considered nominations for directors to be elected at the Annual Meeting to be held in April 2003. The Nominating Committee considers nominees recommended by a shareholder and submitted to the Nominating Committee in accordance with the procedures described in the Corporation's Bylaws. See "Information with Respect to Continuing Directors -- Shareholder Nominations."

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following table sets forth certain information with respect to the executive officers of the Corporation and the Bank who are not directors.

               NAME                   AGE                       PRINCIPAL OCCUPATION
               ----                   ---                       --------------------
Joseph W. Debilzen................    48     Senior Vice President of Branch Operations of the Bank and
                                             Custer Street Branch Manager since 2002; Senior Vice
                                             President of Branch Operations of the Bank from 2000 to
                                             2002; Vice President of the same from 1989 to 2000;
                                             Assistant Vice President and Branch Manager of the Bank
                                             from 1988 to 1989; Francis Creek Branch Manager from 1983
                                             to 1988; Loan Officer of the Bank in 1983.
Daniel J. Lalko...................    53     Senior Vice President of Lending of the Bank since 1989;
                                             Vice President of the Bank from 1982 to 1989; Director of
                                             Insurance Center of Manitowoc, Inc., the Bank's insurance
                                             subsidiary since 2001.
Charles P. Riley..................    53     Senior Vice President and Green Bay Marketing Manager of
                                             the Bank since 1997.
Paul H. Wojta.....................    43     Senior Vice President, Bank Secrecy Act Officer and
                                             Cashier of the Bank since 2000; Vice President of the same from 1991 to 2000; Cashier of the Bank from 1987 to 1991;
                                             Auditor of the Bank from 1983 to 1987; Director of FNBM
                                             Investment Corporation, the Bank's investment corporation
                                             since 1993; Director of Insurance Center of Manitowoc,
                                             Inc., the Bank's insurance subsidiary since 2001.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of shares of Common Stock as of February 28, 2003 (except as otherwise noted below) by (i) each shareholder known to the Corporation to beneficially own more than 5% of the shares of Common Stock outstanding as disclosed in certain reports regarding such ownership filed with the Securities and Exchange Commission (the "SEC") in accordance with Sections 13(d) or 13(g) of the Exchange Act, (ii) each director and director nominee of the Corporation, (iii) each of the executive officers of the Corporation appearing in the Summary Compensation Table below, and (iv) all directors and executive officers as a group.

                                                                   SHARES OF COMMON
                                                                  STOCK BENEFICIALLY
                                                                         OWNED
                                                                -----------------------
                                                                             PERCENT OF
                            NAME                                 NUMBER        CLASS
                            ----                                 ------      ----------
Directors:
  Thomas J. Bare(1).........................................      572,783        8.2%
  John M. Jagemann..........................................       93,080        1.3
  John C. Miller(2).........................................        7,920          *
  John E. Nordstrom.........................................          100          *
  Craig A. Pauly(3).........................................       81,776        1.2
  Katherine M. Reynolds.....................................        3,438          *
  John M. Webster(4)........................................        6,400          *
  Robert S. Weinert.........................................       90,372        1.3
  John J. Zimmer(5).........................................       22,448          *
Executive Officers who are not Directors:
  Joseph W. Debilzen(6).....................................       41,461          *
  Daniel J. Lalko(7)........................................       26,629          *
  Charles P. Riley..........................................        2,410          *
  Paul H. Wojta(8)..........................................       61,507          *
All directors and executive officers of the Corporation and
  the Bank as a group.......................................    1,010,324       14.6

-------------------------
* Represents less than 1% of the total number of shares of Common Stock outstanding on the Voting Record Date.

(1) Includes 109,300 shares held by Thomas J. Bare as an individual; 69,643 shares held in First National Bank 401(k) Profit Sharing F/B/O Thomas J. Bare; 63,932 shares held in I/N/O Suzanne E. Bare/Thomas J. Bare or Virginia
    S. Bare POA; 61,360 shares held in I/N/O Joanna M. Bare; 54,504 shares held in I/N/O Jonathan L. Bare; 55,084 held in I/N/O Michael A. Bare; 2,900 shares held in Manbank & Co. I/N/O Thomas J. Bare Custodial IRA; and 156,060 shares held in the name of Virginia S. Bare Trust.

(2) Includes 308 shares held by John C. Miller as an individual; and 7,612 shares held F/B/O John C. Miller IRA.

(3) Includes 62,040 shares held by Craig A. Pauly as an individual; 4,824 shares held in the name of Craig A. and Cynthia Pauly JT; 13,936 shares held in Manbank & Co. I/N/O Craig A. Pauly Custodial IRA; and 976 shares held in Manbank & Co. I/N/O Cynthia Pauly Custodial IRA.

(4) Includes 4,800 shares held by John M. Webster as an individual; 1,300 shares held F/B/O John M. Webster IRA; and 300 shares held I/N/O Karen Webster.

(5) Includes 19,448 shares held by John J. Zimmer as an individual; 2,000 shares held F/B/O John J. Zimmer IRA; and 1,000 shares held F/B/O Bernadine Zimmer IRA.

(6) Includes 38,545 shares held in First National Bank 401(k) Profit Sharing Plan F/B/O Joseph W. Debilzen; 1,736 shares held in Manbank & Co. I/N/O Janet Debilzen Custodial IRA; 652 shares held in Manbank & Co. I/N/O Joseph
    W. Debilzen Custodial IRA; and 528 shares held I/N/O Janet L. Debilzen and Joseph W. Debilzen.

(7) Includes 17,162 shares held by Daniel J. Lalko as an individual; 628 shares held in the name of Daniel J. Lalko and Ann E. Lalko JT; 4,620 shares held in Manbank & Co. I/N/O Daniel J. Lalko Custodial IRA; 1,636 shares held in Manbank & Co. I/N/O Ann E. Lalko Custodial IRA; and 2,583 shares held in First National Bank 401(k) Profit Sharing Plan F/B/O Daniel J. Lalko.

(8) Includes 29,018 shares held in the name of Paul H. and Jeanne C. Wojta and 32,489 shares held in First National Bank 401(k) Profit Sharing Plan F/B/O Paul H. Wojta.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's officers and directors, and persons who own more than ten percent of the shares of Common Stock outstanding, to file reports of ownership and changes in ownership with the SEC by certain dates. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based upon review of the information provided to the Corporation, the Corporation believes that during the fiscal year ended December 31, 2002, all officers and directors complied with all
Section 16(a) filing requirements, and the Corporation had no shareholders greater than ten percent.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     During fiscal 2002, the Corporation did not pay separate compensation to its executive officers. The following table summarizes the total compensation paid for the past three years by the Bank to its Chief Executive Officer and the next highest paid executive officers of the Bank and its subsidiaries whose compensation, based on salary and bonus, exceeded $100,000 during the Corporation's fiscal years ended December 31, 2002, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION
                                                                 -------------------      ALL OTHER
             NAME AND PRINCIPAL POSITION                 YEAR     SALARY      BONUS     COMPENSATION*
             ---------------------------                 ----     ------      -----     -------------
Thomas J. Bare.......................................    2002    $240,000    $50,000       $14,945
  President                                              2001     232,000     40,000        12,331
                                                         2000     220,000     40,000        12,990
Daniel J. Lalko......................................    2002    $118,500    $13,000       $11,224
  Senior Vice President                                  2001     115,000     12,000        10,155
                                                         2000     110,000     12,000        10,373
Charles P. Riley.....................................    2002    $113,300    $ 4,000       $10,507
  Senior Vice President                                  2001     110,000      3,500         9,505
                                                         2000     106,000      3,500         9,743
Paul H. Wojta........................................    2002    $ 95,000    $16,000       $ 9,830
  Senior Vice President                                  2001      90,000     15,000         9,034

-------------------------
* Other compensation includes amounts contributed by the Bank pursuant to a 401(k) Profit Sharing Plan and Trust that covers substantially all employees. Each year, the Bank contributes a matching contribution equal to 35% of the participant's deferral, up to 10% of the employee's salary to a maximum of $11,000 for participants 50 years of age or less and $12,000 for participants older than 50 years; and a discretionary amount determined each year by the Board of Directors. For 2002, the discretionary amount was established at 5.37% of compensation.

SALARY CONTRIBUTION AGREEMENT

     In 1998, the Bank entered into a salary contribution agreement with Thomas
J. Bare, its Chief Executive Officer, which provides for post-retirement cash benefit payments to Mr. Bare. The estimated annual cash benefit payments upon retirement at the normal retirement age of 65 under the salary contribution agreement is $80,600 for 15 years.

COMPENSATION OF DIRECTORS

  BOARD FEES

     In fiscal 2002, each member of the Board of Directors of the Corporation received $3,000 annual compensation for service in that capacity. Each member of the Board of Directors of the Bank received $9,100 annual compensation for their service in that capacity. The Chairman of the Board of Directors of the Bank, Robert S. Weinert, received $11,700 annual compensation for service in that capacity. Directors who are employees of the Bank receive no compensation for attending committee meetings of the Bank's Board of Directors.

  DIRECTORS' DEFERRED COMPENSATION PROGRAM

     Under a non-qualified deferred compensation plan, the Bank permits Directors to defer part of their compensation and fees. The Bank purchases life insurance policies on the Director's life, with the Bank as owner and beneficiary. The policies will be used by the Bank to fund the payments to the Directors. The total deferred compensation to be paid to a Director shall be an amount equal to the Director's deferral account balance as of the close of the plan year during which the Director retired, died, terminated or became disabled.

     During the fiscal year ended December 31, 2002, the Directors deferred $94,000 under this plan and the Corporation contributed $106,000 (interest). The estimated present value of annual benefits payable upon retirement for a period of ten (10) years to each current Director is as follows: Thomas J.
Bare -- $41,000; John M. Jagemann -- $57,000; John C. Miller -- $42,000; John E. Nordstrom -- $36,000; Craig A. Pauly -- $122,000; Katherine M.
Reynolds -- $170,000; John M. Webster -- $58,000; Robert S. Weinert -- $70,000; and John J. Zimmer -- $58,000.

                             AUDIT COMMITTEE REPORT

     This Audit Committee Report will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Corporation specifically incorporates such information by reference, and will not otherwise be deemed filed under the Securities Act or the Exchange Act.

     The Corporation has established a four-member Audit Committee within the Board of Directors which currently consists of Messrs. Miller, Webster, Weinert and Zimmer (Chairman).

     The Board of Directors has determined that each of the four Audit Committee members is an "independent director," as such term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. On September 14, 1999, the Board of Directors adopted and approved a written audit committee charter, which charter is set forth on Appendix A to this Proxy Statement.

     The Audit Committee has reviewed and discussed the Corporation's audited consolidated financial statements for the year ended December 31, 2002 with management and the Corporation's independent accountants, Wipfli Ullrich Bertelson LLP ("Wipfli Ullrich"). The Audit Committee's discussions with Wipfli Ullrich included the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61), "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     Wipfli Ullrich provided to the Audit Committee the written disclosures and the letter regarding its independence required by Independence Standards Board No. 1, "Independence Discussions with Audit Committees," as amended, and the Audit Committee discussed this information with Wipfli Ullrich.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K to be filed with the SEC for the fiscal year ended December 31, 2002.

     The following table summarizes fees for professional services rendered by the principal accountant for the most recent fiscal year:

Audit Fees..................................................    $72,000
Audit Related Fees(1).......................................    $13,300
Tax Fees....................................................    $ 7,700
Other.......................................................    $54,600

-------------------------
(1) "Audit Related Fees" include, among other things, employee benefit plan audits, trust department audits, internal control reviews, and consultation concerning financial accounting and reporting standards.

     The Audit Committee has considered that the provision of the services provided for under Financial Information Systems Design and Implementation Fees and All Other Fees is compatible with maintaining the principal accountant's independence.

                                          AUDIT COMMITTEE
                                          JOHN C. MILLER
                                          JOHN M. WEBSTER
                                          ROBERT S. WEINERT
                                          JOHN J. ZIMMER

             COMPENSATION, PENSION AND RETIREMENT COMMITTEE REPORT

     This Compensation, Pension and Retirement Committee Report will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Corporation specifically incorporates such information by reference, and will not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMPENSATION, PENSION AND RETIREMENT COMMITTEE

     The Compensation, Pension and Retirement Committees of the Corporation and of the Bank (referred to herein as the "Compensation Committee") are responsible for recommending to the Board of Directors of the Corporation the levels of compensation and benefits for executive officers of the Corporation and of the Bank, respectively. Members of the Corporation's Compensation Committee are the same as the members of the Bank's Compensation Committee. The Compensation Committee has prepared the following report at the direction and approval of the Board of Directors of the Corporation and the Bank, respectively, for inclusion in this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 2002, the Compensation Committee consisted of Messrs. Bare and Zimmer and three outside directors, Ms. Reynolds and Messrs. Jagemann and Weinert. Thomas J. Bare, a member of the Board of Directors of the Bank since 1981 and of the Corporation since its formation in 1983, also serves as President of the Corporation and of the Bank. While Mr. Bare excluded himself from any Compensation Committee discussion concerning his compensation, he did participate in Compensation Committee discussions concerning other executives' compensation. Mr. Zimmer serves as director and Vice President of the Corporation. There are no interlocks, as defined under the rules and regulations of the Securities and Exchange Commission, between the Compensation Committee and corporate affiliates of members of the Compensation Committee. During fiscal 2002, the Corporation did not pay separate compensation to its executive officers and did not have any salaried employees.

EXECUTIVE COMPENSATION POLICIES AND PLANS

     The Corporation's compensation program offers competitive compensation opportunities for all executive officers that are based on both the individual's contribution and the Corporation's performance. The compensation paid is designed to attract, retain and reward executive officers who are capable of leading the Corporation in achieving its business objectives in an industry characterized by complexity, competitiveness and constant change.

     In its consideration of whether to increase salaries from year to year for executives, including the CEO, and the amounts of increases, the Compensation Committee reviews the overall financial performance of the Bank during the past year. Specifically, the Compensation Committee looks to whether total return on assets is satisfactory and compares total assets and earnings levels with prior years. Special factors that are considered are whether loan delinquencies are consistent with expectations, and whether there have been any significant acquisitions or sales of assets or other extraordinary events. While no specific financial targets are set, the Compensation Committee generally will recommend increases to executives, including the CEO, if the Bank continues to experience anticipated levels of financial growth.

     The executive compensation package consists of cash compensation, including base salary and an annual incentive bonus. Annual incentive bonuses are paid pursuant to individual and corporate performance. The compensation of executives is reviewed and approved annually by the board of directors of the Corporation. For a further discussion of the executive benefits made available to officers of the Corporation during fiscal 2002, see "Compensation of Executive Officers and Directors."

COMPENSATION DECISIONS FOR FISCAL 2002

     In reviewing and approving compensation decisions for fiscal 2002, the Compensation Committee considered both individual and corporate performance. Base salary adjustments for fiscal 2002 for the four most highly compensated executive officers of the Corporation are reflected in the summary compensation table set forth in this proxy statement. The average increase in base salary for the three highest paid executive officers (other than Mr. Bare, the Corporation's President and CEO) was 3.7% in fiscal 2002.

PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION IN FISCAL 2002

     In establishing the compensation of Mr. Bare for fiscal 2002, the Compensation Committee specifically considered the Corporation's and the Bank's overall operating performance. The Compensation Committee also considered the individual performance of Mr. Bare who serves as President and Chief Executive Officer of the Corporation and the Bank, including his performance and ability to develop, train and motivate a competent management team and to execute the directives of the board, as well as to manage the Bank and the Corporation in a profitable, safe and sound manner.

     Mr. Bare's base salary for fiscal 2002 was $240,000, a 3.5% increase over fiscal 2001. Based upon the Compensation Committee's assessment of the Corporation's and the Bank's performance, as well as Mr. Bare's individual performance, Mr. Bare received an incentive bonus of $50,000.

                                          COMPENSATION, PENSION AND RETIREMENT
                                          COMMITTEE

                                          THOMAS J. BARE
                                          JOHN M. JAGEMANN
                                          KATHERINE M. REYNOLDS
                                          ROBERT S. WEINERT
                                          JOHN J. ZIMMER

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total return on the Common Stock over a five-year measurement period with (i) the Russell 2000 Index and (ii) Nasdaq Bank Index. The cumulative returns set forth in the graph assume the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends were paid on such securities during the applicable comparison period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       FIRST MANITOWOC BANCORP, INC., RUSSELL 2000 INDEX, AND NASDAQ BANK

                                  [LINE GRAPH]

-------------------------------------------------------------------------------------------------------
                                      1997       1998       1999       2000       2001       2002
-------------------------------------------------------------------------------------------------------
  First Manitowoc Bancorp, Inc.**    $100.00    $195.85    $247.86    $311.69    $345.92    $362.78
-------------------------------------------------------------------------------------------------------
  Russell 2000 Index                  100.00      97.45     118.17     114.60     113.42      88.94
-------------------------------------------------------------------------------------------------------
  NASDAQ Bank Index                   100.00      88.23      81.19      93.10     102.48     107.11
-------------------------------------------------------------------------------------------------------

 * Assumes $100.00 invested on December 31, 1997 and reinvestment of all dividends.

** Restated for the 25% stock dividend (five-for-four stock split) effective
   April 16, 1999, and the two-for-one stock splits effective June 30, 2000 and October 18, 2002.

              INDEBTEDNESS OF MANAGEMENT AND CERTAIN TRANSACTIONS

     In accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, all loans to officers, directors, greater than five percent shareholders, and any affiliates thereof, are made on the same terms, including interest rates, loan fees, and collateral as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. During 2002, no director or executive officer of the Corporation or the Bank had loans outstanding at preferred interest rates from the Corporation or the Bank.

     All transactions between the Corporation or the Bank and executive officers, directors, holders of 10% or more of the shares of any class of Common Stock of the Corporation and affiliates thereof, will contain terms no less favorable to the Corporation or the Bank than could have been obtained by them in arms' length negotiations with unaffiliated persons and are approved by a majority of outside directors of the Corporation or the Bank, as applicable, not having any interest in the transaction.

               SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN 2004 PROXY MATERIALS

     To be considered for inclusion in the proxy statement relating to the Annual Meeting (for fiscal year ended December 31, 2003) to be held in April 2004, shareholder proposals must be received at the principal executive offices of the Corporation at 402 North Eighth Street, Manitowoc, Wisconsin 54220,
Attention: Rachel E. Wiegert, Secretary, no later than November 15, 2003. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act it will be included in the proxy statement and set forth on the appointment form of proxy issued for such annual meeting of shareholders. The Corporation urges shareholders to send any such proposals by certified mail and to request a return receipt. Nothing in this section shall be deemed to require the Corporation to include in its proxy statement and proxy relating to the 2004 Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

ADVANCE NOTICE REQUIREMENT FOR ANY PROPOSAL OR NOMINATION TO BE RAISED BY A SHAREHOLDER

     Shareholder proposals which are not submitted for inclusion in the Corporation's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.04 of the Corporation's Bylaws, which provides that business at an annual meeting of shareholders must be properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date specified in the Corporation's Bylaws for the Annual Meeting, which currently is established as the third Monday of April or at such other time and date as may be fixed by or under the authority of the Board of Directors. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business,
(c) the class and number of shares of Common Stock of the Corporation which are beneficially owned by the shareholder, (d) any material interest of the shareholder in such business, (e) such shareholder's reasons for conducting such business at such time, and (f) any material interest in such business of such shareholder.

DISCRETIONARY VOTING OF 2004 PROXIES

     Pursuant to Rule 14a-4(c) under the Exchange Act and Article II, Section
2.04 of the Corporation's Bylaws, if a shareholder who intends to present a proposal at the 2004 Annual Meeting fails to notify the Corporation of such proposal by January 15, 2004, then the management proxies named in the form of proxy distributed in connection with the Corporation's proxy statement would be allowed to use their discretionary voting authority to address the proposal submitted by the shareholder, without discussion of the proposal in the proxy statement.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements of the Corporation for the year ended December 31, 2002, have been audited by Wipfli Ullrich Bertelson LLP, independent public accountants. A representative of Wipfli Ullrich Bertelson LLP is expected to be at the meeting and will have an opportunity to make a statement and will be available to answer appropriate questions. Wipfli Ullrich Bertelson LLP has been appointed by the Board of Directors as the independent public accountants of the Corporation for the year ending December 31, 2003.

                                 OTHER MATTERS

     The Corporation's Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                                                       By Order of the Board of Directors

                                                       /s/ Rachel E. Wiegert
Manitowoc, Wisconsin                                   Rachel E. Wiegert
March 14, 2003                                         Secretary

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

     The board of directors of the Corporation shall, at its organizational meeting held immediately following the Annual Meeting of Shareholders, elect an audit committee consisting of three or more members of the board, none of whom are operating officers of the Corporation. In addition, the adequacy of the audit committee's charter shall be reviewed and reassessed at that time.

     The board of directors of the Bank shall, at its organizational meeting held immediately following the Annual Meeting of Shareholders, elect an audit committee consisting of three or more members of the board, none of whom may be operating officers of the Bank. It is assumed that members of the Bank's audit committee will be the same as the members of the Corporation's audit committee. Members of the audit committee cannot simultaneously serve on the financial services committee.

     The audit committee shall appoint a chairman, who shall be a member of such committee, and a secretary, who need not be a member of such committee.

     The committee shall meet at the call of its chairman or at the request of two of its members, at least semiannually.

     - The audit committee shall, at least annually, cause suitable examinations of the assets and affairs of the Corporation and Bank to be made by an outside auditor in order to ascertain whether adequate internal audit controls and procedures are maintained.

     - The outside auditor is ultimately accountable to the board of directors and the audit committee as representatives of shareholders.

     - As shareholder representatives, the board of directors and audit committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor.

     - The audit committee is responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Corporation and the Bank.

     - The audit committee is also responsible for engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking appropriate action to ensure the independence of the outside auditor.

     - The independent auditor is to discuss with the audit committee the auditor's judgments about the quality of the Corporation's and Bank's accounting principles as applied in its financial reporting. A written report of the independent auditor's report shall be reviewed by the committee and presented to the entire board as soon as practical after its review. The auditor's report shall be made part of the committee's record, along with actions taken on recommendations made by the independent audit.

     The audit committee shall examine all reports of examination made by the examining staff of any governmental regulatory agencies. The results of each such examination shall be reported in writing, to the board of directors, at its regular meeting next following the completion thereof, and the committee shall recommend any action which may be necessary to correct any unsatisfactory conditions. Such reports shall be noted in the minutes of the board of directors and made a part of the records of the Corporation and Bank.

                                      PROXY
                          FIRST MANITOWOC BANCORP, INC.
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 21, 2003


The undersigned hereby appoints Robert S. Weinert and John J. Zimmer, and each or either of them, proxies of the undersigned, with full power of substitution, to vote for the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of First Manitowoc Bancorp, Inc. (the "Corporation"), to be held on Monday, April 21, 2003, and at any adjournment thereof upon the following matters as directed below:

1. The election of three (3) members of the classified Board of Directors of the Corporation for three-year terms expiring in 2006.

         _____  FOR all nominees listed              _____  WITHHOLD AUTHORITY
                (except as marked to the contrary)          to vote for all
                                                            nominees listed

            John M. Jagemann, John M. Webster, and Robert S. Weinert

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.)

2. To transact any other business which may properly come before the Meeting.

IN THE ABSENCE OF AN INDICATION TO THE CONTRARY, THIS PROXY WILL BE VOTED "FOR"
ITEM 1 ABOVE, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

         Signed this _____ day of ____________, 2003.

                                             _____________________________(SEAL)
                                             Signature

                                             _____________________________(SEAL)
                                             Signature

                                             ______________________________
                                             Signers name typed or printed.


Please sign and mail in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, or other person signing in representative capacity, you must give your full title as such. If shares are held jointly or in two or more names, all persons so named must sign. A corporation must sign in full corporate name by its duly authorized officer.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


--------------------------------------------------------------------------------

CORPORATION USE ONLY                            Number of Shares ______________

--------------------------------------------------------------------------------